Exhibit 31.2

CERTIFICATION

I, Scott E. Topping, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K/A of Hawaiian Holdings, Inc. for the year ended December 31, 2011; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 30, 2012	By:	/s/ Scott E. Topping
Scott E. Topping
Executive Vice President, Chief Financial Officer and Treasurer